Exhibit 99.1

Xylem

1133 Westchester Ave., White Plains, NY 10604

Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Tom Glover +1-914-323-5891	Phil DeSousa +1-914-323-5930
	tom.glover@xyleminc.com	phil.desousa@xyleminc.com

Xylem Inc. delivers improvement in third quarter 2013 results

•	Third quarter 2013 adjusted net income was $92 million or $0.49 per share, up 11 percent or $0.05 from third quarter 2012; GAAP net income was $73 million or $0.39 per share

•	Third quarter 2013 revenue was $965 million, up one percent organically, up 4 percent on constant currency basis

•	Third quarter organic orders up 6 percent over comparable period 2012

•	Company raises full year guidance to range of $1.60 to $1.65 per share

WHITE PLAINS, N.Y., October 29, 2013 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported third quarter 2013 net income of $73 million, or $0.39 per share. Adjusted net income was $92 million, or $0.49 per share, excluding the impact of restructuring and realignment charges, as well as special charges. Third quarter revenue was $965 million, up $34 million or 4 percent from third quarter 2012 on a constant currency basis, reflecting strong performance in emerging markets and better than expected activity in Europe. Third quarter 2013 adjusted operating margins were 13.5 percent, up 60 basis points over last year.

“We are pleased with the pickup in sales activity, and we’re encouraged by the immediate impact of operating improvements and cost control initiatives that are reflected in third quarter bottom line growth,” said Steve Loranger, chief executive officer and president of Xylem. “Emerging markets, particularly China with its continued investment in infrastructure, are driving organic revenue growth. Higher sales in northern and central Europe more than offset continued weakness in southern Europe in the quarter.”

Loranger said the business is seeing improved order activity, with third quarter orders up 6 percent organically, including some notable wins, such as a large ozone project in China and a comprehensive pumping and control system for the Singapore Transport Authority’s Downtown Line Mass Rapid Transit project. New products introduced in the quarter include laboratory and water analytical instruments and a more energy-efficient stainless steel pump for industrial applications.

In addition to delivering strong earnings this quarter, Loranger said that the company continues to enhance shareholder value through the active repurchase of Xylem shares on the open market since the approval of a $250 million repurchase program in August.

“Our third quarter performance and ongoing cash generation are strong signs that we are regaining traction,” Loranger said. “They give us a solid base from which to execute our strategy and deliver improved operating performance in 2014 and beyond.”

FY 2013 Outlook

Loranger said that due to stronger third quarter performance, the impact of ongoing cost reductions, modestly improving market conditions and better visibility through year end, the company is raising its full year 2013 earnings forecast to a range of $1.60 to $1.65 per share on projected revenue of approximately $3.8 billion.

Third Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its businesses serving clean water delivery, wastewater transport and treatment, dewatering and analytical instrumentation.

•	Third quarter 2013 revenue was $619 million, up one percent organically compared with the third quarter 2012, reflecting stronger performance in Europe and strength in emerging markets.

•

Third quarter adjusted segment operating income was $96 million. Adjusted operating margin was 15.5 percent, up 50 basis points over last year, reflecting a return to organic growth, improved execution and the impact of cost reductions.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, industrial and agricultural applications.

•

Third quarter 2013 revenue was $360 million, up two percent organically compared with the third quarter 2012, reflecting strong performance in emerging markets, especially China, and strength in U.S. commercial and agricultural end markets.

•	Third quarter adjusted segment operating income was $44 million. Adjusted operating margin was 12.2 percent, down 40 basis points from 2012, primarily driven by higher sales mix in emerging markets.

Supplemental information on Xylem’s third quarter earnings and reconciliations for certain non-GAAP items are posted at investors.xyleminc.com.

About Xylem

Xylem (NYSE: XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Xylem is headquartered in White Plains, N.Y., with 2012 annual revenues of $3.8 billion and approximately 12,900 employees worldwide. Xylem was named to the Dow Jones Sustainability World Index for the last two years for advancing sustainable business practices and solutions worldwide.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all — that which occurs in nature. For more information, please visit us at www.xyleminc.com.

Forward-Looking Statements

This document contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements about the separation of Xylem Inc. (the “Company”) from ITT Corporation in 2011, capitalization of the Company, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to orders, sales, operating margins and earnings per share growth, and statements expressing general views about future operating results — are forward-looking statements.

Caution should be taken not to place undue reliance on any such forward-looking statements because they involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those set forth in Item 1A in our Annual Report on Form 10-K, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission.

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XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share data)

	Three Months		Nine Months
For the periods ended September 30,	2013	2012	2013	2012
Revenue	$965	$931	$2,804	$2,822
Cost of revenue	581	557	1,715	1,702

Gross profit	384	374	1,089	1,120
Selling, general and administrative expenses	256	231	744	682
Research and development expenses	24	24	78	80
Restructuring charges	5	4	30	4
Separation costs	1	4	3	15

Operating income	98	111	234	339
Interest expense	14	14	41	41
Other non-operating (expense) income, net	(1)	3	(2)	1

Income before taxes	83	100	191	299
Income tax expense	10	28	31	75

Net income	$73	$72	$160	$224

Earnings per share:
Basic	$0.39	$0.39	$0.86	$1.20
Diluted	$0.39	$0.38	$0.86	$1.20
Weighted average number of shares:
Basic	185.2	185.9	185.5	185.7
Diluted	186.0	186.3	186.2	186.2
Dividends declared per share	$0.1164	$0.1012	$0.3492	$0.3036

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$394	$504
Receivables, less allowances for discounts and doubtful accounts of $30 and $34 in 2013 and 2012, respectively	845	776
Inventories, net	496	443
Prepaid and other current assets	120	110
Deferred income tax assets	44	41

Total current assets	1,899	1,874
Property, plant and equipment, net	478	487
Goodwill	1,704	1,647
Other intangible assets, net	497	484
Other non-current assets	206	187

Total assets	$4,784	$4,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$324	$332
Accrued and other current liabilities	475	443
Short-term borrowings and current maturities of long-term debt	3	6

Total current liabilities	802	781
Long-term debt	1,199	1,199
Accrued postretirement benefits	400	400
Deferred income tax liabilities	173	173
Other non-current accrued liabilities	52	52

Total liabilities	2,626	2,605

Commitments and contingencies (Note 18)
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 186.8 shares and 186.2 shares in 2013 and 2012, respectively	2	2
Capital in excess of par value	1,729	1,706
Retained earnings	359	264
Treasury stock – at cost 2.3 shares and 0.5 shares in 2013 and 2012, respectively	(61)	(13)
Accumulated other comprehensive income	129	115

Total stockholders’ equity	2,158	2,074

Total liabilities and stockholders’ equity	$4,784	$4,679

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

For the nine months September 30,	2013	2012
Operating Activities
Net income	$160	$224
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	72	68
Amortization	38	35
Share-based compensation	21	16
Restructuring charges	30	4
Other, net	11	1
Payments for restructuring	(24)	—
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(71)	(33)
Changes in inventories	(59)	(33)
Changes in accounts payable	4	(7)
Other, net	(19)	(45)

Net Cash — Operating activities	163	230

Investing Activities
Capital expenditures	(91)	(81)
Acquisitions of businesses and assets, net of cash acquired	(81)	(12)
Proceeds from the sale of property, plant and equipment	7	4

Net Cash — Investing activities	(165)	(89)

Financing Activities
Issuance of short-term debt	—	12
Principal payments of debt and capital lease obligations	(2)	(6)
Repurchase of common stock	(44)	(4)
Proceeds from exercise of employee stock options	2	22
Dividends paid	(65)	(56)
Other, net	—	(9)

Net Cash — Financing activities	(109)	(41)

Effect of exchange rate changes on cash	1	6

Net change in cash and cash equivalents	(110)	106
Cash and cash equivalents at beginning of year	504	318

Cash and cash equivalents at end of period	$394	$424

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$37	$38
Income taxes (net of refunds received)	$61	$76

Xylem Inc. Non-GAAP Measures

Management views key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of foreign currency fluctuations, intercompany transactions, and contributions from acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for classification as a discontinued operation or insignificant portions of our business that we did not classify as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

“Constant currency” defined as financial results adjusted for currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude for non-recurring separation costs associated with the Xylem spin-off from ITT Corporation as well as non-recurring restructuring and realignment costs.

“Adjusted Operating Income,” “Adjusted Segment Operating Income,” and “Adjusted EPS” defined as operating income and earnings per share, adjusted to exclude non-recurring separation costs associated with the Xylem spin-off from ITT Corporation, non-recurring restructuring and realignment costs and tax-related special items.

“Normalized EPS” defined as adjusted earnings per share, as well as adjustments to reflect the incremental current period amount of interest expense and stand alone costs in the prior comparable period.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flows does not consider non-discretionary cash payments, such as debt.

“Realignment costs” defined as non-recurring costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, relocation, travel and other costs.

“Special charges” defined as costs incurred by the Company associated with the settlement of legal proceedings with Xylem Group LLC, as well as certain costs incurred for the change in chief executive officer made during the third quarter of 2013.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Order Growth

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)					Constant Currency
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A	(H) = (F - C) / A
	Orders	Orders	Change 2013 v. 2012	% Change 2013 v. 2012	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2013 v. 2012	% Change Adj. 2013 v. 2012
	2013	2012
Nine Months Ended September 30

Xylem Inc.	2,926	2,856	70	2%	(71)	1	—	—	0%	2%

Water Infrastructure	1,865	1,819	46	3%	(71)	4	—	(21)	-1%	3%
Applied Water	1,111	1,086	25	2%	—	(4)	1	22	2%	2%

Quarter Ended September 30

Xylem Inc.	955	882	73	8%	(20)	1	—	54	6%	8%

Water Infrastructure	617	564	53	9%	(20)	3	—	36	6%	10%
Applied Water	355	334	21	6%	—	(3)	1	19	6%	6%

Quarter Ended June 30

Xylem Inc.	1,009	970	39	4%	(25)	(2)	—	12	1%	4%

Water Infrastructure	647	617	30	5%	(25)	(1)	—	4	1%	5%
Applied Water	378	370	8	2%	—	(1)	1	8	2%	2%

Quarter Ended March 31

Xylem Inc.	962	1,004	(42)	-4%	(26)	2	—	(66)	-7%	-4%

Water Infrastructure	601	638	(37)	-6%	(26)	2	—	(61)	-10%	-5%
Applied Water	378	382	(4)	-1%	—	—	(1)	(5)	-1%	-1%

Note: Due to rounding the sum of segment amounts may not agree to Xylem totals.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Revenue

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)					Constant Currency
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A	(H) = (F - C) / A
	Revenue	Revenue	Change 2013 v. 2012	% Change 2013 v. 2012	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2013 v. 2012	% Change Adj. 2013 v. 2012
	2013	2012
Nine Months Ended September 30

Xylem Inc.	2,804	2,822	(18)	-1%	(67)	(2)	—	(87)	-3%	-1%

Water Infrastructure	1,766	1,788	(22)	-1%	(67)	2	1	(86)	-5%	-1%
Applied Water	1,086	1,078	8	1%	—	(5)	(4)	(1)	0%	0%

Quarter Ended September 30

Xylem Inc.	965	931	34	4%	(21)	—	—	13	1%	4%

Water Infrastructure	619	595	24	4%	(21)	3	1	7	1%	5%
Applied Water	360	350	10	3%	—	(4)	—	6	2%	2%

Quarter Ended June 30

Xylem Inc.	960	966	(6)	-1%	(23)	(4)	—	(33)	-3%	-1%

Water Infrastructure	596	609	(13)	-2%	(23)	(2)	—	(38)	-6%	-2%
Applied Water	381	373	8	2%	—	(1)	(2)	5	1%	1%

Quarter Ended March 31

Xylem Inc.	879	925	(46)	-5%	(23)	2	—	(67)	-7%	-5%

Water Infrastructure	551	584	(33)	-6%	(23)	1	—	(55)	-9%	-5%
Applied Water	345	355	(10)	-3%	—	—	(2)	(12)	-3%	-3%

Note: Due to rounding the sum of segment amounts may not agree to Xylem totals.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

	Q3		Q3 YTD
	‘13	‘12	‘13	‘12
Total Revenue
• Total Xylem	965	931	2,804	2,822
• Water Infrastructure	619	595	1,766	1,788
• Applied Water	360	350	1,086	1,078

Operating Income
• Total Xylem	98	111	234	339
• Water Infrastructure	88	85	171	253
• Applied Water	40	43	125	135

Operating Margin
• Total Xylem	10.2%	11.9%	8.3%	12.0%
• Water Infrastructure	14.2%	14.3%	9.7%	14.1%
• Applied Water	11.1%	12.3%	11.5%	12.5%

Separation Costs
• Total Xylem	—	4	—	15
• Water Infrastructure	—	—	—	3
• Applied Water	—	1	—	2

Special Charges
• Total Xylem	20	—	20	—
• Water Infrastructure	—	—	—	—
• Applied Water	—	—	—	—

Restructuring & Realignment Costs
• Total Xylem	12	5	52	5
• Water Infrastructure	8	4	40	4
• Applied Water	4	—	12	—

Adjusted Operating Income*
• Total Xylem	130	120	306	359
• Water Infrastructure	96	89	211	260
• Applied Water	44	44	137	137

Adjusted Operating Margin*
• Total Xylem	13.5%	12.9%	10.9%	12.7%
• Water Infrastructure	15.5%	15.0%	11.9%	14.5%
• Applied Water	12.2%	12.6%	12.6%	12.7%

*	Adjusted Operating Income excludes restructuring & realignment costs and special charges in 2013 and excludes restructuring & realignment costs and non-recurring separation costs in 2012.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

($ Millions, except per share amounts)

	Q3 2012				Q3 2013
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	931			931	965			965
Operating Income	111	9a		120	98	32c		130
Operating Margin	11.9%			12.9%	10.2%			13.5%
Interest Expense	(14)			(14)	(14)			(14)
Other Non-Operating Income (Expense)	3			3	(1)			(1)

Income before Taxes	100	9		109	83	32		115

Provision for Income Taxes	(28)	2b		(26)	(10)	(13	)d	(23)

Net Income	72	11		83	73	19		92

Diluted Shares	186.3			186.3	186.0			186.0

Diluted EPS	$0.38	$0.06		$0.44	$0.39	$0.10		$0.49

	Q3 YTD 2012				Q3 YTD 2013
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,822			2,822	2,804			2,804
Operating Income	339	20a		359	234	72c		306
Operating Margin	12.0%			12.7%	8.3%			10.9%
Interest Expense	(41)			(41)	(41)			(41)
Other Non-Operating Income (Expense)	1			1	(2)			(2)

Income before Taxes	299	20		319	191	72		263

Provision for Income Taxes	(75)	(2	)b	(77)	(31)	(24	)d	(55)

Net Income	224	18		242	160	48		208

Diluted Shares	186.2			186.2	186.2			186.2

Diluted EPS	$1.20	$0.09		$1.29	$0.86	$0.26		$1.12

a	One-time separation costs and restructuring & realignment costs
b	Net tax impact of separation costs, restructuring & realignment costs and special tax items
c	Restructuring & realignment costs and special charges
d	Net tax impact of restructuring & realignment costs, special charges and special tax items

Xylem Inc. Non-GAAP Reconciliation

Net Cash - Operating Activities vs. Free Cash Flow

($ Millions)

	Nine Months Ended
	2013	2012
Net Cash - Operating Activities	$163	$230
Capital Expenditures	(91)	(81)

Free Cash Flow, including separation costs	72	149
Cash Paid for Separation Costs (incl. Capex)	—	22

Free Cash Flow, excluding separation costs*	$72	$171

Net Income	160	224
Separation Costs, net of tax (incl. tax friction)	—	11

Net Income, excluding separation costs*	$160	$235

Free Cash Flow Conversion	45%	73%

*	Separation costs are not excluded in 2013

Xylem Inc. Non-GAAP Reconciliation

Guidance

($ Millions, except per share amounts)

2013 Guidance					Illustration of Mid Point Guidance
	FY ‘12				FY ‘13
	As Reported	Adjustments		Adjusted	As Projected	Adjustments		Adjusted
Total Revenue	3,791			3,791	3,770			3,770
Segment Operating Income	512	30a		542	425	73c		498
Segment Operating Margin	13.5%			14.3%	11.3%			13.2%
Corporate Expense	69	(16	)b	53	78	(20	)d	58

Operating Income	443	46		489	347	93		440

Operating Margin	11.7%			12.9%	9.2%			11.7%
Interest Expense	(55)			(55)	(55)			(55)
Other Non-Operating Income (Expense)	—			—	(3)			(3)

Income before Taxes	388	46		434	289	93		382

Provision for Income Taxes	(91)	(13	)e	(104)	(48)	(32	)e	(80)

Net Income	297	33		330	241	61		302

Diluted Shares	186.2			186.2	186.0			186.0

Diluted EPS	$1.59	$0.18		$1.77	$1.30	$0.33		$1.63

a	One-time separation, restructuring and realignment costs incurred at the segment level
b	One-time separation, restructuring and realignment costs incurred at the corporate level
c	Restructuring and realignment costs incurred at the segment level
d	Special charges incurred at the corporate level
e	Net tax impact of above items, plus the addition of special tax items

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

						Mid Point Guidance
	2008	2009	2010	2011	2012	2013E
Revenue	3,291	2,849	3,202	3,803	3,791	3,770

Operating Income	315	276	388	395	443	347

Operating Margin	9.6%	9.7%	12.1%	10.4%	11.7%	9.2%
Restructuring, Realignment & Special Charges	41	31	15	—	24	93
Separation Costs*	—	—	—	87	22	—

Adjusted Operating Income	356	307	403	482	489	440

Adjusted Operating Margin	10.8%	10.8%	12.6%	12.7%	12.9%	11.7%
Standalone Costs	—	—	—	5	28	—

Adj. Operating Income, excl. Standalone Costs	356	307	403	487	517	440

Adjusted Operating Margin, excl. Standalone Costs	10.8%	10.8%	12.6%	12.8%	13.6%	11.7%

*	2013 separation costs are not excluded from adjusted operating income.